Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-30085) pertaining to the Ecology & Environment, Inc. 401(k) Plan
(2)	Registration Statement (Form S-8 No. 333-190261) Pertaining to the Ecology & Environment, Inc. 2011 Stock Award Plan

of our report dated November 15, 2016, with respect to the consolidated financial statements of Ecology & Environment, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 2016.

/s/ Ernst & Young LLP

Buffalo, New York
November 15, 2016